Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	satyakumar@micron.com	epompen@micron.com
	(408) 450-6199	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2024

AI demand and tight supply accelerate return to profitability

BOISE, Idaho, March 20, 2024 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2024, which ended February 29, 2024.

Fiscal Q2 2024 highlights
•Revenue of $5.82 billion versus $4.73 billion for the prior quarter and $3.69 billion for the same period last year
•GAAP net income of $793 million, or $0.71 per diluted share
•Non-GAAP net income of $476 million, or $0.42 per diluted share
•Operating cash flow of $1.22 billion versus $1.40 billion for the prior quarter and $343 million for the same period last year

“Micron delivered fiscal Q2 results with revenue, gross margin and EPS well above the high-end of our guidance range — a testament to our team’s excellent execution on pricing, products and operations,” said Sanjay Mehrotra, President and CEO of Micron Technology. “Our preeminent product portfolio positions us well to deliver a strong fiscal second half of 2024. We believe Micron is one of the biggest beneficiaries in the semiconductor industry of the multi-year opportunity enabled by AI.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-24	FQ1-24	FQ2-23	FQ2-24	FQ1-24	FQ2-23

Revenue	$5,824	$4,726	$3,693	$5,824	$4,726	$3,693
Gross margin	1,079	(35)	(1,206)	1,163	37	(1,161)
percent of revenue	18.5%	(0.7%)	(32.7%)	20.0%	0.8%	(31.4%)
Operating expenses	888	1,093	1,097	959	992	916
Operating income (loss)	191	(1,128)	(2,303)	204	(955)	(2,077)
percent of revenue	3.3%	(23.9%)	(62.4%)	3.5%	(20.2%)	(56.2%)
Net income (loss)	793	(1,234)	(2,312)	476	(1,048)	(2,081)
Diluted earnings (loss) per share	0.71	(1.12)	(2.12)	0.42	(0.95)	(1.91)

Investments in capital expenditures, net(2) were $1.25 billion for the second quarter of 2024, which resulted in adjusted free cash flows(2) of negative $29 million. Micron ended the second quarter of 2024 with cash, marketable investments, and restricted cash of $9.72 billion. On March 20, 2024, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on April 16, 2024, to shareholders of record as of the close of business on April 1, 2024.

Business Outlook

The following table presents Micron’s guidance for the third quarter of 2024:

FQ3-24	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$6.60 billion ± $200 million	$6.60 billion ± $200 million
Gross margin	25.5% ± 1.5%	26.5% ± 1.5%
Operating expenses	$1.11 billion ± $15 million	$990 million ± $15 million
Diluted earnings per share	$0.17 ± $0.07	$0.45 ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, March 20, 2024 at 2:30 p.m. Mountain Time to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2024 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, technology trends and developments, market demand, and our financial and operating results, including our guidance for the third quarter of 2024. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six months ended
	February 29, 2024	November 30, 2023	March 2, 2023	February 29, 2024	March 2, 2023

Revenue	$5,824	$4,726	$3,693	$10,550	$7,778
Cost of goods sold	4,745	4,761	4,899	9,506	8,091
Gross margin	1,079	(35)	(1,206)	1,044	(313)

Research and development	832	845	788	1,677	1,637
Selling, general, and administrative	280	263	231	543	482
Restructure and asset impairments	—	—	86	—	99
Other operating (income) expense, net	(224)	(15)	(8)	(239)	(19)
Operating income (loss)	191	(1,128)	(2,303)	(937)	(2,512)

Interest income	130	132	119	262	207
Interest expense	(144)	(132)	(89)	(276)	(140)
Other non-operating income (expense), net	(7)	(27)	2	(34)	(2)
	170	(1,155)	(2,271)	(985)	(2,447)

Income tax (provision) benefit	622	(73)	(54)	549	(62)
Equity in net income (loss) of equity method investees	1	(6)	13	(5)	2
Net income (loss)	$793	$(1,234)	$(2,312)	$(441)	$(2,507)

Earnings (loss) per share
Basic	$0.72	$(1.12)	$(2.12)	$(0.40)	$(2.30)
Diluted	0.71	(1.12)	(2.12)	(0.40)	(2.30)

Number of shares used in per share calculations
Basic	1,104	1,100	1,091	1,102	1,091
Diluted	1,114	1,100	1,091	1,102	1,091

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	February 29, 2024	November 30, 2023	August 31, 2023

Assets
Cash and equivalents	$8,016	$8,075	$8,577
Short-term investments	990	973	1,017
Receivables	4,296	2,943	2,443
Inventories	8,443	8,276	8,387
Other current assets	1,690	791	820
Total current assets	23,435	21,058	21,244
Long-term marketable investments	627	720	844
Property, plant, and equipment	37,587	37,677	37,928
Operating lease right-of-use assets	642	648	666
Intangible assets	414	416	404
Deferred tax assets	664	781	756
Goodwill	1,150	1,150	1,150
Other noncurrent assets	1,199	1,326	1,262
Total assets	$65,718	$63,776	$64,254

Liabilities and equity
Accounts payable and accrued expenses	$4,680	$3,946	$3,958
Current debt	344	908	278
Other current liabilities	1,235	1,108	529
Total current liabilities	6,259	5,962	4,765
Long-term debt	13,378	12,597	13,052
Noncurrent operating lease liabilities	593	601	603
Noncurrent unearned government incentives	662	705	727
Other noncurrent liabilities	956	1,026	987
Total liabilities	21,848	20,891	20,134

Commitments and contingencies

Shareholders’ equity
Common stock	125	124	124
Additional capital	11,564	11,217	11,036
Retained earnings	39,997	39,356	40,824
Treasury stock	(7,552)	(7,552)	(7,552)
Accumulated other comprehensive income (loss)	(264)	(260)	(312)
Total equity	43,870	42,885	44,120
Total liabilities and equity	$65,718	$63,776	$64,254

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	February 29, 2024	March 2, 2023

Cash flows from operating activities
Net income (loss)	$(441)	$(2,507)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	3,839	3,863
Stock-based compensation	401	303
Provision to write-down inventories to net realizable value	—	1,430
Change in operating assets and liabilities:
Receivables	(1,759)	2,910
Inventories	(57)	(2,896)
Other current assets	(799)	4
Accounts payable and accrued expenses	573	(1,144)
Other current liabilities	706	(638)
Other	157	(39)
Net cash provided by operating activities	2,620	1,286

Cash flows from investing activities
Expenditures for property, plant, and equipment	(3,180)	(4,654)
Purchases of available-for-sale securities	(465)	(293)
Proceeds from maturities and sales of available-for-sale securities	726	773
Proceeds from government incentives	234	64
Other	(24)	(71)
Net cash provided by (used for) investing activities	(2,709)	(4,181)

Cash flows from financing activities
Repayments of debt	(1,101)	(53)
Payments of dividends to shareholders	(256)	(252)
Payments on equipment purchase contracts	(82)	(76)
Repurchases of common stock - repurchase program	—	(425)
Proceeds from issuance of debt	999	5,221
Other	(18)	19
Net cash provided by (used for) financing activities	(458)	4,434

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(8)	9

Net increase (decrease) in cash, cash equivalents, and restricted cash	(555)	1,548
Cash, cash equivalents, and restricted cash at beginning of period	8,656	8,339
Cash, cash equivalents, and restricted cash at end of period	$8,101	$9,887

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)
(All tabular amounts in millions)

Inventories

In 2023, we recorded charges of $1.83 billion to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable value (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six months ended
	February 29, 2024	November 30, 2023	March 2, 2023	February 29, 2024	March 2, 2023

Provision to write down inventory to NRV	$—	$—	$(1,430)	$—	$(1,430)
Lower costs from sale of inventory written down in prior periods	382	605	—	987	—
	$382	$605	$(1,430)	$987	$(1,430)

Income Tax

For the first quarter of 2024, we recorded tax expense based on actual first quarter results, as small changes in our projected pre-tax income cause significant changes in the estimated annual effective tax rate. With our improved fiscal 2024 outlook, we can now estimate a more reliable annual effective tax rate and have reverted to a global annual effective tax rate method. The second fiscal quarter tax benefit arises from applying this estimated annual effective tax rate to our year-to-date results.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 29, 2024	November 30, 2023	March 2, 2023

GAAP gross margin	$1,079	$(35)	$(1,206)
Stock-based compensation	80	67	41
Other	4	5	4
Non-GAAP gross margin	$1,163	$37	$(1,161)

GAAP operating expenses	$888	$1,093	$1,097
Stock-based compensation	(129)	(115)	(95)
Restructure and asset impairments	—	—	(86)
Patent cross-license agreement gain	200	—	—
Other	—	14	—
Non-GAAP operating expenses	$959	$992	$916

GAAP operating income (loss)	$191	$(1,128)	$(2,303)
Stock-based compensation	209	182	136
Restructure and asset impairments	—	—	86
Patent cross-license agreement gain	(200)	—	—
Other	4	(9)	4
Non-GAAP operating income (loss)	$204	$(955)	$(2,077)

GAAP net income (loss)	$793	$(1,234)	$(2,312)
Stock-based compensation	209	182	136
Restructure and asset impairments	—	—	86
Patent cross-license agreement gain	(200)	—	—
Other	2	(10)	8
Estimated tax effects of above and other tax adjustments(1)	(328)	14	1
Non-GAAP net income (loss)	$476	$(1,048)	$(2,081)

GAAP weighted-average common shares outstanding - Diluted	1,114	1,100	1,091
Adjustment for stock-based compensation	20	—	—
Non-GAAP weighted-average common shares outstanding - Diluted	1,134	1,100	1,091

GAAP diluted earnings (loss) per share	$0.71	$(1.12)	$(2.12)
Effects of the above adjustments	(0.29)	0.17	0.21
Non-GAAP diluted earnings (loss) per share	$0.42	$(0.95)	$(1.91)

(1)As described in the Income Tax note above, the second fiscal quarter tax benefit arises from applying our estimated annual effective tax rate to our year-to-date results. A portion of this benefit is included in our non-GAAP net income, with a larger benefit in our GAAP net income. The divergence between the GAAP and non-GAAP amounts of this tax benefit relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 29, 2024	November 30, 2023	March 2, 2023

GAAP net cash provided by operating activities	$1,219	$1,401	$343

Expenditures for property, plant, and equipment	(1,384)	(1,796)	(2,205)
Payments on equipment purchase contracts	(26)	(56)	(29)
Proceeds from sales of property, plant, and equipment	13	33	17
Proceeds from government incentives	149	85	62
Investments in capital expenditures, net	(1,248)	(1,734)	(2,155)
Adjusted free cash flow	$(29)	$(333)	$(1,812)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-24	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$6.60 billion ± $200 million	—		$6.60 billion ± $200 million
Gross margin	25.5% ± 1.5%	1.0%	A	26.5% ± 1.5%
Operating expenses	$1.11 billion ± $15 million	$123 million	B	$990 million ± $15 million
Diluted earnings per share(1)	$0.17 ± $0.07	$0.28	A, B, C	$0.45 ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$78
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	76
B	Stock-based compensation – sales, general, and administrative	47
C	Tax effects of the above items and other tax adjustments	107
		$312

(1)GAAP earnings per share based on approximately 1.11 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.